Exhibit 10.15

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is dated as of August 28th, 2004, by and between United Athletes, Inc., a Nevada corporation (“United”) and S2C Global Systems, Inc. a British Columbia, Canada corporation (“S2C”). Collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, United and S2C desire to complete a share exchange transaction (the “Exchange”) pursuant to which United will issue shares of voting stock of United to the shareholders of S2C (the “Shareholder” or “Shareholders”) in exchange for all of the issued and outstanding shares of common stock of S2C, par value $0.001 per share (the “S2C Common Stock”) upon completion of the milestones identified in Schedule A ; and,

WHEREAS, S2C owns a proprietary vending system for the distribution of bulk liquid and food consumables. S2C possesses working proto-types for the convenient distribution of 5 gallon bulk water. In addition, S2C holds North American patents protecting the proprietary operating dispensary and loading mechanism.  S2C holds the design patent relative to form and fit of the S2C vending system allowing and enabling ease of convenience in handling bulk materials. Together, with the vending dispensary mechanism and storage racking system related to the equipment of S2C (hereinafter referred to as the “Property”) comprise the sole assets of S2C and shall constitute the consideration for the Exchange as described herein (the Property schedule is attached hereto as Schedule B); and,

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction; and,

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I THE EXCHANGE

1.1  The Exchange. At the Closing (as hereinafter defined), United shall acquire all of the issued and outstanding shares of S2C Common Stock from the Shareholders, free and clear of all liens, charges or encumbrances, in exchange for shares of common stock of United (the “Exchange Shares”), as provided for in Section 1.3 hereof. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state laws of Nevada. For United States federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2  Closing and Closing Date. Subject to the provisions of this Agreement, the Parties shall close (the “Closing”) on (i) the first business day on which the last of the Closing conditions set forth in Article  is fulfilled or waived or (ii) such other date as the Parties hereto may agree (the “Closing Date”), at such time and place as the Parties hereto may agree.

1.3  Exchange of Shares; Stock Certificates.

(a) Conversion. On the Closing Date, each share of S2C Common Stock surrendered to United by a Shareholder will be converted on from its present capital structure of 7,500,000 issued and outstanding  into a one for one hundred and thirty three and a third  (1:133.333) basis into Exchange Shares to an accumulated total of no more than 100 million (100,000,000) common shares of United. No fractional shares of United Common Stock shall be issued in connection with the Exchange. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of United Common Stock (after separately aggregating all fractional shares of stock issuable to such holder) shall be issued one (1) whole share of United Common Stock.

(b) Exchange of Certificates. On and after the Closing Date, each Shareholder shall be entitled to receive in exchange for the outstanding shares of S2C Common Stock held by such Shareholder, upon surrender thereof to United or its exchange agent, a certificate or certificates representing the number of whole Exchange Shares into which such Shareholder's shares(s) of S2C Common Stock were converted pursuant to Section 1.3(a). If, after the Closing Date, good and validly issued certificates for S2C Common Stock are presented to United, they shall be cancelled and exchanged for Exchange Shares as provided herein.

ARTICLE II REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of United. United represents and warrants to S2C as follows:

(a) Organization, Standing and Power.

United is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure.

(i) The authorized capital stock is 200 million shares, consisting of 175 million shares of common stock, $0.001 par value (“United Common Stock”), and 25 million shares of preferred stock, $0.001 par value (“United Preferred Stock”). Currently, there are 15,095,000 shares of United Common Stock issued and outstanding and no shares of United Preferred Stock issued and outstanding. All of the issued and outstanding shares of United Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with all applicable securities laws and are free from preemptive rights or other restrictions on transfer. Except as listed below, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from United at any time, or upon the happening of any stated event, any shares of the capital stock of United, whether or not presently issued or outstanding:

(A)  United has no outstanding options;

(B)   United has issued no warrants;

(C)   United has issued no debentures; and,

(ii) The Exchange Shares to be issued pursuant to this Agreement will be, when issued pursuant to the terms of the resolution of the Board of Directors of United approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c) Certificate of Incorporation, Bylaws, and Minute Books.

The copies of the Articles of Incorporation and of the Bylaws of United, which are available to S2C, are true, correct and complete copies thereof. The minute book of United, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of United since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority.

(i) United has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of United has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Except for the approval of the shareholders of United, no other corporate or shareholder proceedings on the part of United are necessary to authorize the Exchange or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by United and, assuming the due execution by the other Parties hereto, constitutes a legal, valid and binding agreement of United, enforceable against United in accordance with its terms, except as its enforceability may be limited by general principles of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally.

(ii) The Board of Directors of United (at a meeting or meetings duly called and held prior to the date hereof) has determined that the Exchange is advisable and fair to and in the best interests of the shareholders of United.

(e) Conflict with Other Agreements; Approvals.

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,

(i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws or other governing documents of United;

(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) by or with respect to United, except as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable provisions of the Nevada Revised Statutes (the “NRS”);

(iii) require any consent, waiver or approval, or result in a default, or give rise to any right of termination, cancellation, modification or acceleration, under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which United is a party or by which any of its assets may be bound;

(iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of United or

(v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to United or by which any of its assets is bound, except, in the cases of clauses (ii), (iii), (iv) and (v), violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on United or on the ability of the Parties to consummate the Exchange or the other transactions contemplated hereby.

(f) Books and Records.

United has made and will make available for inspection by S2C upon reasonable request all the books of United relating to the business of United. Such books of United have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to S2C by United are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws.

United is and has been in compliance, in all material respects, with

(i) all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its business and

(ii) any note, bond, mortgage, contract, agreement, license, lease or other instrument or obligation to which United is a party or by which United or any of its property or assets is bound or affected.

(h) Litigation.

There is no suit, action or proceeding pending, or, to the knowledge of United, threatened against or affecting United which is reasonably likely to have a material adverse effect on United, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against United having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(i) Tax Returns.

United has filed, or will file within the time prescribed by law, (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with any jurisdiction where such filing is required by law, and all such returns are true, accurate and complete in all material respects. United has paid all taxes, interest, penalties, assessments or deficiencies that were due and payable except for those for which an adequate reserve has been provided in accordance with GAAP. There is no claim pending or, to the knowledge of United, threatened against United for

(i) any other tax returns or reports which are required to be filed which have not been so filed or

(ii) any unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(j) No Undisclosed Liabilities.

Except as set forth in the United Financial Statements, United has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except current liabilities incurred in the ordinary course of business since the respective dates thereof, all of which shall be paid in full on the Closing Date.

(k) No Material Adverse Change.

Since August 31, 2004, there has not been any material adverse change with regard to United, and no event has occurred or circumstance exists that may result in such a material adverse change.

(l) No Employees.

United has no employees, and has never had any employees.

(m) Full Disclosure.

No representation or warranty of United in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to United that has specific application to S2C and that materially adversely affects or, as far as United can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of United that has not been set forth in this Agreement.

2.2  Representations and Warranties of S2C. S2C represents and warrants to United as follows:

(a) Organization, Standing and Power.

S2C is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada, has all requisite power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure.

As of the date of execution of this Agreement, the authorized capital stock of S2C consists of 25,000,000 common shares of S2C Common Stock, of which 7,500,000 shares are issued and outstanding. All of the issued and outstanding shares of S2C Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with all applicable securities laws and are free from preemptive rights or other restrictions on transfer. There are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from S2C at any time, or upon the happening of any stated event, any shares of the capital stock of S2C, whether or not presently issued or outstanding. S2C has provided United with a true, accurate and complete list, as of the date hereof, of the name of each holder of S2C Common Stock and the number of shares of S2C Common Stock held by such shareholder.

(c) Articles of Incorporation, Bylaws, and Minute Books.

The copies of the Articles of Incorporation and of the Bylaws of S2C, which have been delivered to United, are true, correct and complete copies thereof. The minute book of S2C, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of S2C since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d)  Authority; Company Actions.

(i)  S2C has all requisite power and authority to enter into this Agreement and has the requisite power and authority to consummate the transactions contemplated hereby. The Board of Directors of S2C has duly authorized the execution and delivery of this Agreement and the consummation of transactions contemplated hereby. No other corporate or shareholder proceedings on the part of S2C are necessary to authorize the Exchange and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S2C and, assuming the due execution by the other Parties hereto, constitutes a legal, valid and binding agreement of S2C, enforceable against S2C in accordance with its terms, except as its enforceability may be limited by general principles of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally.

(ii) The Board of Directors of S2C (at a meeting or meetings duly called and held prior to the date hereof) has determined that the Exchange is advisable and fair to and in the best interests of the shareholders of S2C.

(iii) The Company has taken all necessary steps to ensure that it is not subject to any “moratorium,” “control share acquisition,” “Business combination,” “fair price,” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement.

(e) Conflict with Agreements; Approvals.

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,

(i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws or other governing documents of S2C;

(ii) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity with respect to S2C, except as may be required under the Exchange Act and the applicable provision of Canada Business Corporations Act;

(iii) require any consent, waiver or approval, or result in a default, or give rise to any right of termination, cancellation, modification or acceleration, under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which S2C is a party or by which any of its assets may be bound;

(iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of S2C or

(v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to S2C or by which any of its assets is bound, except, in the cases of clauses (ii), (iii), (iv) and (v), violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on S2C or on the ability of the Parties to consummate the Exchange or the other transactions contemplated hereby.

(f) Books and Records.

S2C has made and will make available for inspection by United, upon reasonable request, all the books of account, relating to the business of S2C. Such books of account of S2C have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to United by S2C are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws; No Default. S2C is, and has been, in compliance in all material respects with

(i) all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its business and;

(ii) any note, bond, mortgage, contract, agreement, license, lease or other instrument or obligation to which S2C is a party or by which S2C or any of its property or assets is bound or affected.

(h) Financial Statements.

A Copy of S2C’s unaudited balance sheet, as requested (the “S2C Financial Statements”), has been delivered to United. The S2C Financial Statements were prepared in accordance with GAAP applied on a consistent basis through the periods involved, and the S2C Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of S2C as at the respective dates of and for the periods referred to in such financial statements. No financial statements of any person or entity are required by GAAP to be included in the consolidated financial statements of S2C.

(i) Litigation.

Presently, there is no suit, action or proceeding pending, or, to the knowledge of S2C, threatened against or affecting S2C which is reasonably likely to have a material adverse effect on S2C or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Exchange or any of the other transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against S2C having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. In addition to the Exchange Shares, S2C agrees that in the event that S2C becomes a party to any litigation related to the ownership rights to the Property, United shall have the option to cancel the all of the Exchange Shares as tendered to S2C under the terms hereof. Upon cancellation of the Exchange Shares, said Exchange Shares shall be returned to the treasury of United, and any and all S2C shares tendered to United shall be returned to the shareholders.

(j) Tax Returns.

S2C has filed or will file within the time prescribed by law (including any extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with any jurisdiction where such filing is required by law, and all such returns are true, accurate and complete in all material respects. S2C has paid all taxes, interest, penalties, assessments or deficiencies that were due and payable except for those for which an adequate reserve has been provided in accordance with GAAP. S2C has made adequate provisions in the S2C Financial Statements in accordance with GAAP appropriately and consistently applied for the payment of all material taxes, interest, penalties, assessments or deficiencies for which S2C may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof. There is no claim pending or, to the knowledge of S2C, threatened against S2C for;

(i) any other tax returns or reports which are required to be filed which have not been so filed or

(ii) any unpaid assessment for additional taxes for any fiscal period or any basis therefor. S2C has provided to United copies of each of its tax returns filed with any Governmental Entity or jurisdiction since its formation.

(l) No Undisclosed Liabilities.

Except as set forth in the S2C Financial Statements, S2C has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except current liabilities incurred in the ordinary course of business since the respective dates thereof, which current liabilities are not in default and will be paid in a timely manner in accordance with their terms.

(m) Licenses and Permits.

S2C owns or possesses in the operation of its business, and is in material compliance with, all material permits, licenses, authorizations consents and approvals from any Governmental Entity which are necessary for it to conduct its business as now conducted (the “S2C Permits”). Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under, or have any material adverse effect upon, any S2C Permit.

(n) No Material Adverse Change.

Since the date of the most recent S2C Financial Statement, there has not been any material adverse change with regard to S2C, and no event has occurred or circumstance exists that may result in such a material adverse change.

(o)  Finder’s Fee.

No person or entity is entitled to receive any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of S2C or any of its officers, directors or employees.

(p) Full Disclosure.

No representation or warranty of S2C in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to S2C that has specific application to United and that materially adversely affects or, as far as S2C can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of S2C that has not been set forth in this Agreement.

ARTICLE III COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1  Covenants of S2C and United. During the period from the date of this Agreement through and including the Closing Date, S2C and United each agree, as to themselves and their related entities, that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other Party shall otherwise consent in writing):

(a) Ordinary Course. Each Party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock. No Party shall;

(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or

(ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities. No Party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents. No Party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no Party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) Indebtedness. No Party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2  Other Actions. No Party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV ADDITIONAL AGREEMENTS

4.1  Access to Information. Upon reasonable notice, United and S2C shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during the period from the date hereof until the Closing Date, each of United and S2C shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal, foreign or state securities laws and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request. Unless otherwise required by law, the Parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either Party, and in the event of termination of this Agreement for any reason each Party shall promptly return all nonpublic documents obtained from any other Party, and any copies made of such documents, to such other Party.

4.2  Legal Conditions to Exchange. Each United and S2C shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each Party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by United or S2C or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

ARTICLE V CONDITIONS PRECEDENT

5.1  Conditions to Each Party's Obligation To Effect the Exchange. The respective obligations of each Party to effect the Exchange shall be subject to the satisfaction or waiver by such Party of the following conditions on or before the Closing Date:

(a) Consents and Waiting Periods. The filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any Governmental Entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby; and

(b) No Statutes or Judgments. No statute, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Entity against United or S2C and be in effect that prohibits or restricts the consummation of the Exchange or makes such consummation illegal; provided that each Party agrees to use all reasonable efforts to have such prohibition lifted.

5.2  Conditions to Obligations of United. The obligation of United to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by United:

(a) Representations and Warranties. The representations and warranties of S2C set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and United shall have received a certificate signed on behalf of S2C by the President of S2C to such effect.

(b) Performance of Obligations of S2C. S2C and the Shareholders shall have performed, in all material respects, all obligations required to be performed by them under this Agreement or under the Investment Letters at or prior to the Closing Date, and, with respect only to the obligations of S2C, United shall have received a certificate signed on behalf of S2C by the President to such effect.

(c) Closing Documents. United shall have received such certificates and other closing documents as counsel for United shall reasonably request.

(d)  Number of Shares. At or before the Closing, each Shareholder shall;

(i) surrender to United certificates representing all the total issued and outstanding shares of S2C Common Stock, properly endorsed for transfer or appropriate stock powers in a form acceptable to United and executed by the respective Shareholder, assigning such certificates to United, free and clear of any liens, claims, options, charges, and encumbrances of any nature and;

(ii) an Investment Letter executed by such Shareholder, which Investment Letter will contain customary representations, warranties and covenants regarding their ownership of their shares and compliance with federal and state securities laws.

(e) Consents. S2C shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of United, individually or in the aggregate, have a material adverse effect on S2C and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. S2C shall also have received any required approval of its shareholders in accordance with applicable law.

(f) Due Diligence Review. United shall have completed, to its reasonable satisfaction, a review of the business, operations, finances, assets and liabilities of S2C and shall not have determined that any of the representations or warranties of S2C contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that S2C is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation, or other proceeding, pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of United, made in good faith, would make the consummation of the Exchange imprudent.

5.3  Conditions to Obligations of S2C. The obligation of S2C to effect the Exchange is subject to the satisfaction of the following conditions unless waived by S2C:

(a) Representations and Warranties. The representations and warranties of United set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, S2C shall have received a certificate signed on behalf of United by the President to such effect.

(b) Performance of Obligations of United. United shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and S2C shall have received a certificate signed on behalf of United by the President to such effect.

(c) Closing Documents. S2C shall have received such certificates and other closing documents as counsel for S2C shall reasonably request.

(d) Consents. United shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of United, individually or in the aggregate, have a material adverse effect on S2C and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby.

(e) Due Diligence Review. S2C shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of United and shall not have determined that any of the representations or warranties of United contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that United is otherwise in violation of any of the provisions of this Agreement.

(f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of S2C, made in good faith, would make the consummation of the Exchange imprudent.

ARTICLE VI TERMINATION AND AMENDMENT

6.1  Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)   By mutual written consent of United and S2C;

(b)  By United if there has been a material breach of any representation, warranty, covenant or agreement on the part of S2C set forth in this Agreement, or by S2C if there has been a material breach of any representation, warranty, covenant or agreement on the part of United, which breach has not been cured within five (5) business days following receipt by the breaching Party of notice of such breach;

(c)  By either United or S2C if any court, Governmental Entity or other competent authority shall have issued an order, decree or ruling, or taken any other action, enjoining, restraining or otherwise preventing the consummation of the Exchange or any of the other transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and non-appealable; or

(d) By either United or S2C if the Exchange shall not have been consummated on or before December 31, 2004.

6.2  Effect of Termination. In the event of termination of this Agreement by either United or S2C as provided in Section 6.1, this Agreement, except for the provisions of this section and Article VII, shall forthwith become void, and there shall be no liability or obligation on the part of any Party hereto; provided that S2C shall remain obligated to pay all sums due and owing on the Notes in accordance with the terms thereof. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. Nothing in this Section 6.2 shall relieve any Party for liability for any breach of this Agreement.

6.3  Amendment. This Agreement may be amended by United and S2C, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any Party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

6.4  Extension; Waiver. At any time prior to the Closing Date, United and S2C, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

ARTICLE VII
GENERAL PROVISIONS

7.1  Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of one (1) year.

7.2  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to United to:

2724 Routh St.

Suite B

Dallas, TX 75201

Phone: 214-999-0091

Fax: 214-954-0009

Attn: Mr. Darren Hayes, Director

If to S2C to:

1188 West Georgia Street

Suite 1650

Vancouver, BC

V6E 4A2

Phone : 604-629-2461

Fax: 604-628-3562

Attn : Mr. Roderick Bartlett, President and CEO

7.3  Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available.

7.4  Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

7.5  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

7.6  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Each Party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7  No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take any action required herein, the other Party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8  Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no Party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld.

7.9  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that United may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Share Exchange Agreement has been signed by the Parties set forth below as of the date set forth above.

UNITED ATHLETES, INC.

a Nevada corporation

By:____________________________

Name:  Darren Hayes

Title: Director

S2C GLOBAL SYSTEMS INC.

an British Columbia corporation

By:________________________

By:________________________
Name:  Roderick Bartlett

Name: Cameron King MBA
Title: President and CEO

Title: CFO and Director

Schedule “A” Milestones To Share Issuance

1.

That S2C will fund and build two demonstration models of the S2C 5-gallon bottled water vending system.

2.

That S2C will demonstrate to the satisfaction of United that there is commercial interest in the S2C 5-gallon bottled water vending system.

SCHEDULE “B”- S2C ASSETS

1.

Patent pending for prototype 5-gallon vending system;

2.

2 Demonstration 5-gallon bottled water vending units known as “Aquaduct”

3.

All intellectual property, including drawings, cad files and models related to the 5-gallon bottled water vending system.